SUB-ITEM 77Q.1(a)
AMENDMENT #8
TO THE BY-LAWS
OF
FEDERATED INSTITUTIONAL TRUST
Effective August 18, 2005
Delete Article IX, Indemnification
of Trustees and Officers in its
 entirety and replace with the
following
Article IX
Indemnification of Trustees
and Officers
Section 1.  Indemnification.
 The Trust hereby agrees to
indemnify each person who at
 any time
serves as a Trustee or officer
 of the Trust (each such person
being an indemnitee) against
 any
liabilities and expenses, including
amounts paid in satisfaction of
 judgments, in compromise or as
fines and penalties, and counsel
 fees incurred by such indemni
tee in connection with the defense
or disposition of any action, suit
 or other proceeding, whether civil
or criminal, before any court
or administrative or investigative
 body in which he may be or may
 have been involved as a party
or otherwise or with which he may
 be or may have been threatened,
 by virtue of his being or
having been a Trustee or officer
 of the Trust or his serving or
having served as a trustee, director,
officer, partner, or fiduciary of
another trust, corporation,
partnership, joint venture, or other
enterprise at the request of the
Trust, provided, however, that no
indemnitee shall be indemnified
hereunder against any liability to
any person or any expense of such
indemnitee arising by reason
of (i) willful misfeasance, (ii)
 bad faith, (iii) gross negligence,
or (iv) reckless disregard of the
duties involved in the conduct of
 his position (the conduct referred
 to in such clauses (i) through
(iv) being sometimes referred to
herein as disabling conduct).
Section 2.  Actions By Trustee
Against The Trust.  Notwithstanding
the foregoing, with respect to
any action, suit or other proceeding
 voluntarily prosecuted by any
indemnitee as plaintiff,
indemnification shall be mandatory
only if the prosecution of such
action, suit or other
proceeding by such indemnitee (i)
 was authorized by a majority of
the Trustees or (ii) was
instituted by the indemnitee to
enforce his rights to indemnification
hereunder in a case in which
the indemnitee is found to be
entitled to such indemnification.
Section 3.  Survival.  The rights
 to indemnification set forth herein
shall continue as to a person
who has ceased to be a Trustee or
officer of the Trust and shall inure
to the benefit of his heirs,
executors and personal and legal
representatives.
Section 4.  Amendments.
No amendment or restatement of
 these by-laws or repeal of
 any of its
provisions shall limit or
eliminate any of the benefits
provided to any person who at
 any time is or
was a Trustee or officer of
the Trust or otherwise entitled
to indemnification hereunder
 in respect
of any act or omission that
occurred prior to such amendment,
restatement or repeal.
Section 5.  Procedure.
 Notwithstanding the foregoing,
no indemnification shall be made
hereunder unless there has been
 a determination (i) by a final
decision on the merits by a court
 or
other body of competent jurisdiction
before whom the issue of entitlement
to indemnification
hereunder was brought that such
indemnitee is entitled to indemnification
 hereunder or, (ii) in the
absence of such a decision, by (1)
a majority vote of a quorum of those
 Trustees who are neither
interested persons of the Trust
 (as defined in Section 2(a)(19) of
 the 1940 Act) nor parties to the
proceeding (Disinterested Non-Party
Trustees), that the indemnitee is
 entitled to
indemnification hereunder, or (2)
if such quorum is not obtainable
(or even if obtainable, if such
majority so directs) independent legal
counsel in a written opinion concludes,
 based on a review
of readily available facts (as opposed
to a full trial-type inquiry) that the
indemnitee should be
entitled to indemnification hereunder.
All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (f) below.
Section 6.  Advances.  The Trust shall
 make advance payments in connection with the expenses
of defending any action with respect
to which indemnification might be sought hereunder if the
Trust receives a written undertaking
to reimburse the Trust if it is
subsequently determined that
the indemnitee is not entitled to
 such indemnification.  In addition,
 at least one of the following
conditions must be met (i) the
indemnitee shall provide adequate
security for his undertaking, (ii)
the Trust shall be insured against
losses arising by reason of any lawful
advances, or (iii) a
majority of a quorum of the
Disinterested Non-Party Trustees,
 or independent legal counsel in a
written opinion, shall conclude,
based on a review of readily
available facts (as opposed to a full
trial-type inquiry), that there is
reason to believe that the indemnitee
 ultimately will be found
entitled to indemnification.
Section 7.  Other Rights.  The
rights accruing to any indemnitee
under these provisions shall not
exclude any other right which any
person may have or hereafter acquire
 under the Declaration of
Trust or the by-laws of the Trust,
 by contract or otherwise under law,
by a vote of shareholders or
Trustees who are disinterested
persons (as defined in Section
2(a)(19) of the 1940 Act) or any
other right to which he may be
lawfully entitled.
Section 8.  Indemnification Of
Employees And Agents.  Subject
 to any limitations provided by
the Investment Company Act of
1940 Act or otherwise under the
 Declaration of Trust or  the by-
laws of the Trust, contract or
 otherwise under law, the Trust
 shall have the power and authority to
indemnify and provide for the
 advance payment of expenses
to employees, agents and other
persons providing services to
the Trust or serving in any capacity
at the request of the Trust to the
full extent permitted by applicable
law, provided that such
indemnification has been approved by
a majority of the Trustees.



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